UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Thomas M. Miller, the Chief Lending Officer of DNB Financial Corporation (“DNB”) and its wholly owned subsidiary, DNB First, National Association (the “Bank”), submitted his resignation to DNB’s board of directors on November 17, 2006, proposing that he be relieved of responsibilities as an executive officer effective November 17, 2006 but with an effective date for termination of employment on December 31, 2006. On November 17, 2006, DNB’s board of directors accepted his resignation and approved the effective dates.

(b) On November 17, 2006, DNB’s board of directors approved the appointment of Albert J. Melfi, Jr., age 54, as Executive Vice President and Chief Lending Officer of DNB and the Bank. Mr. Melfi’s appointment and his employment with DNB will be effective November 17, 2006 and he will serve at the pleasure of DNB’s board of directors. There were no special arrangements or understandings pursuant to which he was selected as an officer, other than DNB’s offer letter, filed herewith as Exhibit 99.1. There are no family relationships between Mr. Melfi and any director or other executive officer of DNB. Prior to joining DNB, Mr. Melfi has been employed as a Regional Vice President with Commerce Bank, PA, N.A. In that position, he had dual responsibilities including (1) managing the lending function for the bank in Delaware County, Pennsylvania, and (2) overseeing a retail branch region currently consisting of 12 branches, with total deposits in excess of $1.2 Billion and approximately 280 full and part time employees. His commercial lending responsibilities included direct supervision of six commercial lenders and his own commercial loan portfolio. In May 1997 he received the SBA (U.S. Small Business Administration) Financial Services Advocate of the Year Award. His retail responsibilities included expanding not only the bank’s deposit base in the region, but also increasing consumer lending. His other affiliations include: board chairman of the Chester County Chamber of Business and Industry, board vice chairman and treasurer of the Brandywine Valley Convention & Visitors Bureau, and board memberships for March of Dimes, Community Action Agency of Delaware County, Delaware County Industrial Development Corp. (for which he also serves as member of the Finance Committee and chairman of the Loan Review Committee), Delaware County Industrial Development Authority, Delaware County Commerce Department (for which he also serves as chairman of the Loan Review Committee), Delaware County Hero Bowl & Foundation, Neumann College Business Advisory Board, and the Delaware County Historical Society. Since the beginning of 2005, neither Mr. Melfi, nor any of his immediate family members, nor any organization or entity in which he has a direct or indirect ownership interest of 10% or more or an interest other than only as board member, has engaged in, or is a party to any proposed transaction, or had or will have a direct or indirect material interest in any transaction, in which DNB was or is to be a participant, where the amount involved exceeded or would exceed $120,000.

(c) On November 14, 2006, Albert J. Melfi, Jr. accepted, and on November 17, 2006, DNB’s board of directors approved, the terms of Mr. Melfi’s employment as Executive Vice President and Chief Lending Officer of DNB and the Bank, as reflected in the offer letter of DNB to Mr. Melfi dated November 10, 2006, filed herewith as Exhibit 99.1 The terms of his employment as presently agreed include: (1) twice-monthly salary of $8,125.00; (2) a $20,000.00 signing bonus which will be paid on November 29, 2006; (3) upon completion of a 90-day initial employment period, 20 vacation days, 5 sick days and 2 personal days based upon Bank policy; (4) a car allowance of $900 per month to be reconciled quarterly to actual expenses; (5) eligibility for participation in all compensation and employee benefit plans, including life insurance at the allowable maximum, medical insurance for Mr. Melfi and his eligible dependents, and all other benefits and perquisites maintained by DNB for officers, including stock options and incentive compensation (Mr. Melfi will be eligible for participation in the medical and life insurance plans 3 months from his date of hire); (6) an agreement by DNB that Mr. Melfi will receive a minimum $15,000 guaranteed bonus for year 2007 payable at such time as 2007 bonuses are awarded, in accordance with any applicable rules; (7) until he becomes eligible to participate in DNB’s health insurance program, during his employment with DNB it will pay or reimburse the difference between the cost of Mr. Melfi’s COBRA payments to his previous employer’s insurance provider and the amount that Mr. Melfi would be obligated to contribute for the same medical coverage plan at DNB; (8) use of DNB’s country club membership for reasonable business entertainment purposes; and (9) ongoing professional training and development. The offer letter also provides that DNB and Mr. Melfi will enter into a change in control agreement providing for 18 months of severance pay (calculated based on base salary, bonus and benefits) should the Bank experience a change of control.

(d) It is anticipated that Mr. Melfi will enter into a change in control agreement with DNB and the Bank on terms that are consistent with DNB’s offer letter of November 10, 2006 (see Exhibit 99.1) and comparable to the terms of the change in control agreements of other executive officers of DNB and the Bank in effect at the time the agreements are signed. However, the specific terms of his change in control agreement have not been finalized or approved by Mr. Melfi or DNB’s board of directors. DNB intends to file an amendment to this Form 8-K under this Item 5.02 describing the terms of the change in control agreement with Mr. Melfi within four business days after the agreements are finalized and signed.

Item 7.01 Regulation FD Disclosure.

On November 17, 2006, DNB and the Bank announced the resignation of Thomas M. Miller as Chief Lending Officer of DNB and the Bank effective December 31, 2006, but with termination of his responsibilities as an executive officer effective November 17, 2006, and the appointment of Albert J. Melfi, Jr., as Executive Vice President and Chief Lending Officer effective November 17, 2006. The press release also summarizes Mr. Melfi’s background and experience, the material elements of which are incorporated herein by reference to the disclosures in this Form 8-K under Item 5.02(b). A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	DNB Offer Letter to Albert J. Melfi, Jr., dated November 10, 2006.
99.2	Press Release dated November 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

November 17, 2006	By: /s/ William J. Hieb
Name: William J. Hieb
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	DNB Offer Letter to Albert J. Melfi, Jr., dated November 10, 2006.
99.2	Press Release dated November 17, 2006